Exhibit 4.2

A BRITISH COLUMBIA BUSINESS CORPORATIONS ACT COMPANY SEE REVERSE FOR CERTAIN DEFINITIONS C0000000230 | M **SPECIMEN88831L20200000000TITAN*MINING*CORPORATIONzero****SPECIMEN88831L20200000000TITAN*MINING*CORPORATIONzero****SPECIMEN8 883 1 AN*MINING*CORPORATIONzero****SPECIMEN88831L20200000000TITAN*MINING*CORPORATIONzero****SPECIMEN88831L20200000000TITAN*MINING*C ORP O RATIONzero****SPECIMEN88831L20200000000TITAN*MINING*CORPORATIONzero****SPECIMEN88831L20200000000TITAN*MINING*CORPORATIONzero* *** S PECIMEN88831L20200000000TITAN*MINING*CORPORATIONzero****SPECIMEN88831L20200000000TITAN*MINING*CORPORATIONzero****SPECIMEN8883 1L2 0 200000000TITAN*MINING*CORPORATIONzero****SPECIMEN88831L20200000000TITAN*MINING*CORPORATIONzero****SPECIMEN88831L20200000000TI TAN * MINING*CORPORATIONzero****SPECIMEN 88831 L 20200000000 TITAN*MINING*CORPORATIONzero****SPECIMEN 88831 L 20200000000 TITAN*MINING*CORPORAT IONzero****SPECIMEN 88831 L 20200000000 TITAN*MINING*CORPORATIONzero****SPECIMEN 88831 L 20200000000 TITAN*MINING*CORPORATIONzero****SPEC IMEN 88831 L 20200000000 TITAN*MINING*CORPORATIONzero****SPECIMEN 88831 L 20200000000 TITAN*MINING*CORPORATIONzero****SPECIMEN 88831 L 20200 000000 TITAN*MINING*CORPORATIONzero****SPECIMEN 88831 L 20200000000 TITAN*MINING*CORPORATIONzero****SPECIMEN 88831 L 20200000000 TITAN*MIN ING*CORPORATIONzero****SPECIMEN 88831 L 20200000000 TITAN*MINING*CORPORATIONzero****SPECIMEN 88831 L 20200000000 TITAN*MINING*CORPORATION SPECIMEN **088831L20200000000TITAN*MINING*CORPORATIONzero****088831L20200000000TITAN*MINING*CORPORATIONzero****088831L20200000000TITAN *MI N L20200000000TITAN*MINING*CORPORATIONzero****088831L20200000000TITAN*MINING*CORPORATIONzero****088831L20200000000TITAN*MINING* COR P ORATIONzero****088831L20200000000TITAN*MINING*CORPORATIONzero****088831L20200000000TITAN*MINING*CORPORATIONzero****088831L202 000 0 0000TITAN*MINING*CORPORATIONzero****088831L20200000000TITAN*MINING*CORPORATIONzero****088831L20200000000TITAN*MINING*CORPORAT ION z ero**** 088831 L 20200000000 TITAN*MINING*CORPORATIONzero**** 088831 L 20200000000 TITAN*MINING*CORPORATIONzero**** 088831 L 20200000000 TITA N*MINING*CORPORATIONzero**** 088831 L 20200000000 TITAN*MINING*CORPORATIONzero**** 088831 L 20200000000 TITAN*MINING*CORPORATIONzero**** 0 88831 L 20200000000 TITAN*MINING*CORPORATIONzero**** 088831 L 20200000000 TITAN*MINING*CORPORATIONzero**** 088831 L 20200000000 TITAN*MINING *CORPORATIONzero****088831L20200000000TITAN*MINING*CORPORATIONzero****088831L20200000000TITAN*MINING*CORPORATIONzero****08883 1L2 0 200000000TITAN*MINING*CORPORATIONzero****088831L20200000000TITAN*MINING*CORPORATIONzero****088831L20200000000TITAN*MINING*COR POR A * * * 0 * * * 00000000 Number IS THE REGISTERED HOLDER OF ING*CORPORATIONzero****088831L20200000000TITAN*MINING*CORPORATIONzero****088831L20200000000TITAN*MINING*CORPORATIONzero****08 883 1 THIS CERTIFIES THAT L20200000000TITAN*MINING*CORPORATIONzero****SPECIMEN88831L20200000000TITAN*MINING*CORPORATIONzero****SPECIMEN88831L2020000000 0TI T Dated: The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Vancouver, BC and Toronto, ON or at the offices of Computershare Trust Company, N.A. in Canton, MA and Jersey City, NJ. FULLY PAID AND NON - ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF TITAN MINING CORPORATION transferable on the books of the Corporation only upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers. COUNTERSIGNED AND REGISTERED COMPUTERSHARE TRUST COMPANY, N.A. (CANTON, MA AND JERSEY CITY, NJ) TRANSFER AGENT AND REGISTRAR COUNTERSIGNED AND REGISTERED COMPUTERSHARE INVESTOR SERVICES INC. (VANCOUVER) (TORONTO) TRANSFER AGENT AND REGISTRAR OR By Authorized Officer By Authorized Officer Shares * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * CUSIP 88831L202 ISIN CA88831L2021 CSAE_WIP_TQQQ_C02.mtl.pulls/000001/000001/i /s/ Rita Adiani President & CEO /s/ Kevin Hart CFO

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common	(Name) CUST (Name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act
TEN ENT	- as tenants by the entireties		
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common		

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

____

Insert name and address of transferee

____

____ shares

represented by this certificate and does hereby irrevocably constitute and appoint

____ the attorney

of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

DATED: ______________________ ______________________ ______________________

Signature of Shareholder Signature of Guarantor

Signature Guarantee:
The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.



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